UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 9, 2014

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in its charter)

Washington	1-4825	91-0470860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Federal Way, Washington 98063-9777
(Address of principal executive offices)

Registrant’s telephone number, including area code: (253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 9, 2014, Weyerhaeuser Company (the “Company”) issued a press release announcing the final results of its exchange offer, commenced May 22, 2014, related to the separation of the Company’s homebuilding business and the final proration factor for shares tendered in the exchange offer. The separation was effected in connection with the merger of Weyerhaeuser Real Estate Company (“WRECO”), an indirect wholly owned subsidiary of the Company, and Topaz Acquisition, Inc., a Washington corporation (“Merger Sub”), a wholly owned subsidiary of TRI Pointe Homes, Inc., a Delaware corporation (“TRI Pointe”). As previously announced, Weyerhaeuser entered into a definitive agreement dated as of November 3, 2013, pursuant to which, among other things, on July 7, 2014, Merger Sub merged with and into WRECO, with WRECO surviving as a wholly owned subsidiary of TRI Pointe. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Weyerhaeuser Company dated July 9, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weyerhaeuser Company

Date: July 9, 2014

	By:	/s/ Jeanne M. Hillman
	Name:	Jeanne M. Hillman
	Title:	Vice President and Chief Accounting Officer